UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021 (April 13, 2021)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, CA 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

 ___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2019, Terra Tech Corp. (the “Company”) entered into an Independent Director Agreement with Steven J. Ross (the “Director Agreement”). Pursuant to the Director Agreement, among other things, the Company agreed to pay Mr. Ross $12,500 per month for a period of three years and to issue Mr. Ross 86,805 restricted shares of the Company’s common stock (the “Common Stock”) and an option to purchase an additional 86,805 shares of Common Stock each year for a period of three years. In addition, if Mr. Ross was replaced as a director of the Company under certain circumstances, the Company would be obligated to pay Mr. Ross up to two additional years of compensation.

On April 13, 2021, in connection with Mr. Ross’ resignation as a director of the Company, the Company and Mr. Ross agreed to terminate the Director Agreement and enter into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, among other things, the Company agreed to 1) make cash payments to Mr. Ross of $87,500 on April 30, 2021, $75,000 on August 16, 2021, and $75,000 on December 31, 2021, and 2) issue to Mr. Ross $50,000 of freely-trading shares of the Common Stock on each of April 30, 2021, August 16, 2021, and December 31, 2021. The number of shares of common stock issued on each issuance date will be calculated based on the closing price of the Common Stock on the trading day immediately prior to such issuance date.  In addition, all vested options to acquire Common Stock held by Mr. Ross remain exercisable pursuant to their terms and all unvested options to acquire Common Stock held by Mr. Ross’ will accelerate and become vested.  The Separation Agreement contains mutual releases and other customary terms and conditions as more fully set forth therein. There is no material relationship between the Company or its affiliates and Mr. Ross other than in respect of the transactions contemplated by the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated by reference herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2021, Mr. Ross resigned as a director of the Company. Such resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement between Terra Tech Corp. and Steven J. Ross, dated April 13, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: April 14, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
President and Chief Executive Officer

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